UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2019

THERMOGENESIS HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-82900	94-3018487

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

2711 Citrus Road, Rancho Cordova, California	95742

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (916) 858-5100

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.001 par value	THMO	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

          Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective December 31, 2019, the Board of Directors (the “Board of Directors”) of ThermoGenesis Holdings, Inc. (the “Company”) elected Debra Donaghy as a new director, to serve until the 2020 Annual Meeting of Stockholders and until her successor is duly elected and qualified or until her earlier resignation or removal.  In addition to her election as a director, Ms. Donaghy was also appointed to the Audit Committee of the Board of Directors (the “Audit Committee”).

There are no arrangements or understandings between Ms. Donaghy and any other person pursuant to which she was selected as a director of the Company, nor are there any transactions in which Ms. Donaghy has an interest that would be reportable under Item 404(a) of Regulation S-K.

As a non-employee director, Ms. Donaghy will be compensated in accordance with the Company’s compensation policies for non-employee directors, which are described in the Company’s proxy statements filed with the Securities and Exchange Commission. Ms. Donaghy will receive pro-rated annual cash fees and retainers of $15,000 for her service on the Board of Directors and $7,500 for her service as a non-chair member of the Audit Committee, in each case payable quarterly. In addition, pursuant to the Company’s 2016 Equity Incentive Plan (as amended and restated, the “Plan”), Ms. Donaghy received an award of stock options to purchase up to 1,250 shares of the Company’s common stock (the “Options”), effective as of December 31, 2019. The Options (a) vest equally in twelve (12) monthly installments commencing on December 31, 2019, (b) are subject to the Plan and (c) are subject to the terms and conditions set forth in the Award Agreement pursuant to which such Options were granted, which is based on the Company’s standard form of Award Agreement for non-employee directors.

The foregoing summary of the Options granted to Ms. Donaghy does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Stock Option Award Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Also effective December 31, 2019, Mr. James Xu has resigned as a director of the Company, as well as from his positions of Secretary and Senior Vice President of Legal Affairs and Cybersecurity of the Company. Ms. Donaghy will occupy the director seat vacated by Mr. James Xu, and Mr. Jeff Cauble, the Company’s Chief Financial Officer, will assume the office of Secretary of the Company.

Item 7.01.	Regulation FD Disclosure.

On January 2, 2020, the Company issued a press release announcing the election of Debra Donaghy to the Board of Directors. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

Exhibit 10.1	Form of Stock Option Award Agreement

Exhibit 99.1	Press Release, dated January 2, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THERMOGENESIS HOLDINGS, INC.
(Registrant)

Dated: January 3, 2020	/s/ Jeff Cauble
Jeff Cauble, Chief Financial Officer

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